Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


China Peregrine Food Corporation
11300 US highway 1, Suite 202
North Palm Beach. FL  33408

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 31, 1999, relating to the consolidated financial statements of China Peregrine Food Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


                                         /s/ BDO SEIDMAN, LLP
                                             ----------------
                                             BDO SEIDMAN, LLP

Los Angeles, California
October 25, 1999